EXHIBIT 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of December 22, 2010 is entered into by and between Merisel, Inc., a Delaware corporation (the “Company”) and Victor L. Cisario (the “Executive”) (collectively, the “Parties”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of May 6, 2009 (the “Employment Agreement”).  The Parties now desire to amend the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the Parties agree as follows:

5.           The Section on Annual Base Salary is amended in its entirety to read as follows:

“Effective January 1, 2011, the Company shall pay you an Annual Base Salary of $300,000 that will be paid in accordance with the Company’s customary payroll practices.”

6.           Except as affected by this Amendment, the Employment Agreement is unchanged and continues in full force and effect.  All references to the Employment Agreement shall refer to the Employment Agreement as amended by this Amendment.  This Amendment shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns.

7.           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.           This Amendment shall be governed by and construed in accordance with the domestic laws of the State of New York (without giving effect to any choice of law provision).

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed pursuant to the authority of its Board of Directors and the Executive has executed this Amendment, as of the day and year first written above.

MERISEL, INC.

By:	/s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chief Executive Officer

EXECUTIVE

By:	/s/ Victor L. Cisario
Victor L. Cisario